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                                                                   Exhibit 10.15

                          LIGHT SCIENCES ONCOLOGY, INC.

                           INVESTORS RIGHTS AGREEMENT

     THIS INVESTORS RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of October 6, 2005 (the "EFFECTIVE DATE") by and among Light Sciences Oncology, Inc., a Washington corporation (the "COMPANY"), each of the persons and entities on Schedule I attached hereto (the "FOUNDERS") and each of the persons and entities on Schedule II attached hereto (the "INVESTORS"). The Company, the Founders and the Investors who become a party to this Agreement pursuant to Section 3.10 hereof are the "parties" hereto.

                                    RECITALS

     WHEREAS, certain Investors are parties to that certain Series A Preferred Stock Purchase Agreement, dated as of the Effective Date, between the Company and the persons and entities listed on Schedule I thereto (the "SERIES A AGREEMENT"), and certain of the Company's and Investors' obligations thereunder are conditioned upon the execution and delivery by the Company, the Founders and the Investors of this Agreement.

     WHEREAS, in order to induce the Company to enter into the Series A Agreement and to induce the Investors to invest funds in the Company pursuant to the Series A Agreement, the parties hereto have agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

                                   SECTION 1

                               CERTAIN DEFINITIONS

     The following terms, for purposes of this Agreement, shall have their respective meanings as set forth below in this Section 1:

     1.1 "ARTICLES" shall mean, at any time, the Company's Articles of Incorporation as filed and effective at such time under the Washington Business Corporation Act, as amended.

     1.2 "CHANGE OF CONTROL" shall mean (x) any consolidation or merger of the Company with or into any other corporation or other entity, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger or reorganization; (y) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred to a party or parties who were not shareholders or affiliates of shareholders

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prior to such transfer (other than an equity financing exclusively for capital raising purposes in which the Company is the surviving corporation, including a transaction in which holders prior to such transaction own less than 50% of the total voting power of the Company immediately after the closing of such financing); or (z) a sale, lease, transfer or other disposition (including, without limitation, by an exclusive license of all or substantially all of its rights in the material intellectual property of the Company for a term of at least all or substantially all of the effective period of the material patents included therein) of all or substantially all of the assets of the Company.

     1.3 "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     1.4 "COMMON STOCK" shall mean the Company's Common Stock, par value $0.001 per share.

     1.5 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     1.6 "HOLDER" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with the provisions of
Section 3.10 below.

     1.7 "INITIATING HOLDERS" shall mean any Holder or Holders who, in the aggregate, hold not less than twenty-five percent (25%) of the outstanding Registrable Securities that are issued or issuable upon conversion of the Series A Shares.

     1.8 "QUALIFIED IPO" shall mean the Company's initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company at a price per share of at least $15.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Common Stock after the date hereof) and resulting in at least $40,000,000 of gross proceeds to the Company, and pursuant to which the Company obtains a listing for its shares on the New York Stock Exchange or the NASDAQ National Market System.

     1.9 "REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Series A Shares, and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in clause (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock which have (x) previously been registered, (y) been sold to the public either pursuant to a registration statement or Rule 144 or (z) been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

     1.10 The terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.


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     1.11 "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration and, in the case of a registration pursuant to Section 3.1 or
Section 3.4 hereof, reasonable fees and disbursements for a single counsel for the selling Holders. Notwithstanding the foregoing, "REGISTRATION EXPENSES" shall not include Selling Expenses and the compensation of regular employees of the Company (which compensation to such employees shall be paid in any event by the Company).

     1.12 "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     1.13 "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     1.14 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     1.15 "SELLING EXPENSES" shall mean any and all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

     1.16 "SERIES A SHARES" shall mean shares of the Company's Series A Preferred Stock, par value $0.001 per share.

     1.17 "SHARES" shall mean the Series A Shares and any shares of Common Stock issued upon conversion thereof.

     1.18 "SUBSIDIARY" shall have the meaning set forth in Section 3.2 of the Purchase Agreement.

                                   SECTION 2

                            RESTRICTIONS ON TRANSFER

     2.1 Legends. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or any other agreement entered into by the original Investor holding such certificate and the Company):

     THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT


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     OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE,
     REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

     2.2 Reissuance. The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel, at such Holder's expense (which counsel may be counsel to the Company) and reasonably acceptable to the Company, to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or other compliance with any legend.

     2.3 Removal. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.4 Further Limitations on Disposition. No Holder shall make any disposition of all or any portion of Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Agreement, the Co-Sale Agreement (unless it has been terminated) and the Voting Agreement (unless it has been terminated), and:

          (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and
     (ii) if requested by the Company, the Holder shall have furnished the Company with an opinion of counsel or other evidence reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

          (c) Notwithstanding the provisions of subsections (a) or (b) above, no such registration statement or opinion of counsel or other evidence shall be necessary for a transfer by a Holder that is a partnership to a partner of such partnership, or to the estate of any such partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were a Holder hereunder.


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                                   SECTION 3

                               REGISTRATION RIGHTS

     3.1 Requested Registration.

          (a) Request for Registration. If the Company shall receive from Initiating Holders, at any time not earlier than six (6) months after the earlier of (i) the first date that the Company's securities trade on a national securities exchange or list on a national automatic quotation system, or (ii) the initial public offering of the Company's securities, a written request that the Company effect any registration with respect to any portion of such Initiating Holders' Registrable Securities, then the Company will:

               (i) within ten (10) days of such request, give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, but in any event within seventy (70) days of such written request, file and thereafter use its best efforts to effect such registration as soon as practicable (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after the written notice from the Company referenced in clause (i) above is mailed or delivered.

     The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 3.1:

          (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (B) After the Company has initiated two (2) such registrations pursuant to this Section 3.1(a) (counting for these purposes registrations which have been (1) declared or ordered effective and pursuant to which securities have been sold or (2) withdrawn by the Holders and as to which the Holders have not elected to bear the Registration Expenses pursuant to
     Section 3.3 hereof); or

          (C) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 3.4 hereof.

          (D) During the period starting with the date forty five (45) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred


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     twenty (120) days after the effective date of a registration subject to
     Section 3.2 hereof; provided that the Company complies with Section 3.2, is actively employing in good faith reasonable efforts to cause such registration statement to become effective, and the Company delivers notice of such intent to the Initiating Holders within fifteen (15) days of the registration request; provided, further, that the Company shall not defer its registration obligations under this Agreement for more than an aggregate of Two Hundred Ten (210) days in any twelve (12) month period pursuant to this Section 3.1(a)(D) and/or Section 3.1(b).

          (b) Deferment. Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company, and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such filing would be seriously detrimental, provided that the Company may not defer the filing for a period of more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; and, provided, further, that (A) the Company shall not defer its obligations in this manner more than once in any twelve (12) month period, and (B) the Company shall not defer its registration obligations under this Agreement for more than an aggregate of Two Hundred Ten (210) days in any twelve (12) month period pursuant to this
     Section 3.1(b) and/or Section 3.1(a)(D).

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 3.1(d) and 3.12 below, include other securities of the Company with respect to which registration rights have been granted in accordance with this Agreement and any other agreements entered into between the Company and the Investors, and may include securities of the Company being sold for the account of the Company.

          (c) Underwriting. The right of any Holder to participate in an underwritten registration pursuant to Section 3.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities such Holder holds (subject to the other provisions of this Agreement).

          (d) Procedures. If the Company shall request inclusion in any registration pursuant to Section 3.1 of securities being sold for its own account, or if other persons


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     (other than Holders) shall request inclusion of securities held by them in any registration pursuant to Section 3.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and shall condition such offer on their participation in such underwriting and acceptance of the further applicable provisions of this Section 3 (including Section 3.12 below). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed). Notwithstanding any other provision of this Section 3.1, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 3.12 below. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter(s) or the Initiating Holders. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 3.1(d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with the provisions of Section 3.12 below.

     3.2 Company Registration.

          (a) If, at any time the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales (an "EXCLUDED REGISTRATION"), the Company will:

               (i) promptly give to each Holder written notice thereof; and

               (ii) use its reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 3.2(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.


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          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter(s) selected by the Company.

     Notwithstanding any other provision of this Section 3.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is the first firmly underwritten public offering made by the Company pursuant to an effective registration statement on form S-1 under the Securities Act (an "INITIAL PUBLIC OFFERING"), the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company's shareholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration. If such registration is not a Initial Public Offering or is the second or any subsequent Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company's shareholders (including the Holders); provided, however, that the aggregate value of securities (including Registrable Securities) to be included in such registration by the Company's shareholders (including the Holders) may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration without the consent of more than fifty percent (50%) of the Holders. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account (subject to the foregoing provisions of this paragraph) and thereafter as set forth in Section 3.12.

     If any person does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities so excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with the provisions of Section 3.12 below.


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          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
     Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company.

     3.3 Expenses of Registration. All Registration Expenses incurred in connection with (i) the first two registrations pursuant to Section 3.1 hereof and (ii) any registration, qualification or compliance pursuant to Section 3.2 or Section 3.4 hereof shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 3.1 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 3.1 hereof; provided further that the Company shall not be required to pay for the expenses of any registration proceeding begun pursuant to Section 3.1 or 3.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, or with respect to registrations pursuant to
Section 3.4 because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Section 3.4 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered, unless the Holders of a majority of the Registrable Securities agree to count such withdrawn registration as a requested registration pursuant to
Section 3.1 or Section 3.4, as applicable). Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 3.1, such registration shall not be treated as a counted registration for purposes of Section 3.1 hereof, even though the Holders do not bear the Registration Expenses for such registration, and the Company shall bear all Registration Expenses of such withdrawn registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

     3.4 Registration on Form S-3.

          (a) After the initial public offering of the Company's securities, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 3 and subject to the conditions set forth in this Section 3, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holders); provided, however, that the Company shall not be obligated to effect any such registration (i) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $2,000,000, (ii) in the event that the Company shall furnish the certification described in paragraph 3.1(b)(ii) (but


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     subject to the limitations set forth therein), or (iii) if, in the preceding twelve-month period, the Company has effected two (2) such registrations under this Section 3.4 in such period.

          (b) If a request complying with the requirements of Section 3.4(a) hereof is delivered to the Company, the provisions of Sections 3.1(a)(i),
     (ii), (A) and (D) and Section 3.1(b) above shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 3.1(c) and 3.1(d) hereof shall also apply to such registration.

     3.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 3, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

          (a) Keep such registration effective for a period of ninety (90) days, or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration (A) at the request of the Company or an underwriter of Common Stock (or other securities) of the Company, or
     (B) due to any defect in any prospectus or the failure by the Company to provide sufficient copies of any prospectus required to be delivered; and
     (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 145, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided, further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by
     Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information otherwise required to be included in (x) and (y) above (from periodic reports filed pursuant to Section 13 or 15(d) of the Exchange
     Act);

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

          (c) Furnish such number of prospectuses, including preliminary prospectuses and other documents incident thereto, in conformity with the Securities Act, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;


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          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (f) Cause all such Registrable Securities registered pursuant to such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (h) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters;

          (i) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or another agent retained by any such seller or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement. Records which the Company determines, in good faith, to be confidential shall not be disclosed by the Inspectors unless
     (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. The seller of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (j) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the registration statement,, which earnings statement shall satisfy the provisions of
     Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (k) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 3.1 above, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided that such underwriting agreement contains customary underwriting provisions and, if the underwriter so requests, the underwriting agreement also contains customary contribution provisions and provided further that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

     3.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.1, 3.2 or 3.4 above:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, shareholders, members, officers and directors of each Holder, legal counsel, accountant, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, any exhibits attached thereto or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law and relating to action or inaction required by the Company in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, shareholder, member, officer or director, legal counsel, accountant, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, shareholder, member, officer, director, legal counsel, accountant, underwriter or controlling person of such Holder.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, shareholders, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 3.6(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld or delayed; and provided, further, that in no event shall any indemnity under this Section 3.6(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
     3.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
     Section 3.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.6.

          (d) If the indemnification provided for in this Section 3.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the gross proceeds from the offering received by such Holder; and provided further that no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company and Holders under this Section 3.6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to any

     Holder party to such agreement (it being agreed that no such Holder shall be required to enter into an agreement containing such conflicting provisions without its consent).

     3.7 Information by Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.1, 3.2 or
3.4 above with respect to Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

     3.8 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any (i) registration rights unless the terms thereof are junior to and less favorable than the registration rights granted to the Holders hereunder or (ii) piggyback registration rights (i.e., rights similar to those set forth in Section 3.2(a) above) which would reduce the number of shares includable by the holders in any registration pursuant to Section 3.2 above; provided, however, that notwithstanding the foregoing or any other provision of this Agreement to the contrary, any purchaser of Series A Shares from the Company under the Series A Agreement shall be permitted to join this Agreement as an Investor party hereto with only the consent of the Company.

     3.9 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration filed by the Company under the Securities Act for an offering of its securities to the general public;

          (b) File with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of its initial public offering), and of the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time when it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

     3.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned by a Holder only to a transferee or assignee of Registrable Securities which acquires at least 100,000 shares of Registrable Securities (in each case as adjusted for stock splits, stock dividends, combinations and other recapitalizations); provided, however, that (i) the transferor shall, within a reasonable time after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned, (ii) such transferee shall agree to be subject to all restrictions and obligations set forth in this Agreement, and
(iii) such transfer or assignment of Registrable Securities shall be effected in accordance with the terms of Section 2.4 hereof, the ROFR Agreement, the Voting Agreement, and applicable securities laws; and provided, further, that any Holder may transfer Registrable Securities either (a) to any "AFFILIATE(S)" (as defined below) of such Holder (which, in the case of a Holder which is a limited partnership, shall also include without limitation current and former limited partners, general partners, members and principals of such Holder or any general partner of such Holder) or (b) to such Holder's spouse, children or grandchildren, or to a trust for the exclusive benefit of such Holder, such Holder's spouse, children or grandchildren, without regard to the foregoing numerical limitations so long as such Holder and all such assignees agree (as evidenced in a writing to be delivered to the Company prior to any such assignment) that such Holder (or its designee) will act as the single attorney-in-fact for all such assignees for the purpose of exercising any rights, receiving any notices or taking any other action under this Section 3. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided, however, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving any notices or taking any other action under this Section 3. For purposes of this Section 3.10, the term "affiliate" means, as to the entity in question, any person or entity that directly or indirectly controls, is controlled by or is under common control with the entity in question, and the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract, or otherwise.

     3.11 "Market Stand Off" Agreement. In connection with the initial public offering of the Company's Common Stock, each Holder and each Founder hereby agrees that such Holder or Founder shall not sell or otherwise transfer or dispose of any of the Company's securities held by such Holder or Founder (other than those included in the registration at issue, if any) for a period specified by the representative of the underwriters of Common Stock of the Company not to exceed (i) one hundred eighty (180) days following the effective date of the registration statement for such initial public offering or (ii) such longer period requested by the underwriters as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NASD Rule 2711); provided that all officers and directors of the Company and all other persons or entities owning at least one percent (1%) of the Company's securities (on as as-converted basis) enter into substantially equivalent agreements. The Company agrees to cause all officers, directors and holders of one percent (1%) or more to be bound by the provisions of this Section 3.11 or substantially equivalent restrictions. Each Holder and Founder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company agrees that it shall not release any Holder or Founder (or any person referred to in the preceding sentence) from the obligations imposed pursuant to this
Section 3.11 unless all Holders are so released on a proportionate basis relative to their ownership of Registrable securities. The obligations described in this Section 3.11 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period.

     3.12 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "OTHER SHARES") requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling shareholders requesting inclusion of shares first to the Holders pro rata on the basis of the number of shares of Registrable Securities held by such Holders (assuming conversion) and then, if any availability remains, to the other selling shareholders pro rata on the basis of the number of Other Shares held by such other selling shareholders (assuming conversion); provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration. If any Holder or other selling shareholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to such Holder or shareholder pursuant to the above-described procedure, the remaining portion of the allocation of such Holder or shareholder shall be reallocated among those requesting Holders and other selling shareholders whose allocations did not satisfy their requests in the priority identified above pro rata on the basis of the number of shares of Registrable Securities and Other Shares, as applicable, that are held by such Holders and other selling shareholders, as applicable, in each case assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling shareholders shall have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or to include any shares of stock issued to employees, officers, directors or consultants pursuant to the Company's stock option plan or any other employee benefit plan (or, with respect to registrations under Sections 3.1 or 3.4 hereof, in order to include in such registration securities registered for the Company's own account).

     3.13 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

     3.14 Termination Rights. This Agreement shall terminate upon the earlier of
(a) the fifth anniversary of the consummation of the Company's Qualified IPO, or
(b) the closing of a Change of Control. In addition, a particular Holder's registration rights shall expire if both (i) the Company's securities trade on a national securities exchange or list on a national automatic quotation system, and (ii) all Registrable Securities held by such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period.

                                    SECTION 4

                                    COVENANTS

     4.1 Affirmative Covenants. The Company covenants and agrees that it will (unless waived in whole or in part by the holders of at least a majority of the then outstanding Shares) perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

          (a) The Company and each Subsidiary will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a lien or charge on any properties of the Company or any Subsidiary; provided, however, that neither the Company nor any Subsidiary will be required to pay any tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or the Subsidiary will have set aside on its books reserves, if any, to the extent required by generally accepted accounting principles ("GAAP") with respect thereto. All transfer, excise or other taxes payable to any jurisdiction (in the United States and outside of the United States) or by reason of the sale or issuance of the Shares (except for such taxes payable by reason of any subsequent transfer of the Shares) shall be paid or provided for by the Company.

          (b) The Company shall maintain, or shall cause to be maintained valid policies of workers' compensation insurance and insurance with responsible and reputable insurance companies or associations in such amounts, types and covering such risks as are acceptable to the Board of Directors of the Company and are customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, including, without limitation, directors and officers liability insurance and insurance against loss, damage, fire, theft, public liability, products liability, clinical trial liability and other risks.

          (c) The Company and each Subsidiary shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and shall qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties, except where the failure to so preserve, maintain and qualify, individually or in the aggregate, would not have a Company Material Adverse Effect (as defined in the Series A Agreement). The Company shall, and shall cause each

     Subsidiary to, secure, preserve and maintain all Intellectual Property Assets (as defined in the Series A Agreement) owned or possessed by it, except where the failure to so secure, preserve and maintain such Intellectual Property Assets would not have a Company Material Adverse Effect.

          (d) The Company shall, at any time during normal business hours and upon reasonable prior notice to the Company, permit any Holder of at least 600,000 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) Shares (a "MAJOR HOLDER"), or its designated representative, to (i) visit and inspect the premises and any of the properties of the Company and any Subsidiary, including its records and books of account (and make copies thereof and take extracts therefrom), and
     (ii) discuss the affairs, finances and accounts of the Company and any Subsidiary with its officers, directors, employees and accountants, all at the expense of such Major Holder; provided, that the Company shall not be obligated under this Section 4.1(d) with respect to information whose disclosure would adversely affect attorney-client privilege with respect to such information; provided, further, that the Company shall not be obligated under this Section 4.1(d) with respect to any information which the Board of Directors determines in good faith is confidential and should not be disclosed unless the applicable Major Holder executes a confidentiality agreement in form and substance reasonably acceptable to the Company. Subject to the foregoing restrictions, the disclosure of information to a Major Holder's representative shall be permitted so long as the Major Holder informs such representatives that the information is confidential and subject to an ongoing obligation to keep such information confidential.

          (e) The Company will use reasonable efforts to provide to each Major Holder written notice of any litigation or government proceeding or investigation pending or threatened against the Company or any Subsidiary, or against any of their respective officers, directors, persons in charge of a principal business function, or other individuals designated by the Board of Directors of the Company as a key employee, or principal shareholder of the Company or any Subsidiary, in each case with potential liability in excess of $1,000,000, promptly after receiving written notice of the foregoing. In addition, the Company shall promptly notify the Investors if at any time the Company does not have sufficient operating capital to operate the Company in a manner similar to its then current operations for a period of at least sixty (60) days.

          (f) The Company will require each person now or hereafter employed by or providing consulting services to the Company or any Subsidiary with access to confidential and proprietary information of the Company to enter into a non-disclosure and proprietary rights assignment agreement substantially in the form approved by the Board of Directors (or, with respect to consultants, such other form or forms containing proprietary information and confidentiality obligations consistent with industry practices).

          (g) The Company and each Subsidiary shall keep adequate records and books of account in which complete entries will be made in accordance with GAAP with respect to all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

          (h) At least 30 days prior to the commencement of each fiscal year, the Company will prepare and submit to, and obtain in respect thereof the approval from the Board of Directors, the operating budgets, operating expenses, profit and loss projections, cash flow projections and a capital expenditure budget (the "ANNUAL BUDGET") for the succeeding fiscal year. Promptly after it is approved by the Board, a copy of the Annual Budget shall be provided to each Major Holder.

          (i) The Company will, upon any increase in the number of shares of Common Stock issuable upon conversion of outstanding Series A Shares, reserve additional shares of Common Stock for issuance upon such conversion, so that the number of shares of Common Stock so reserved will not at any time be less than the number of such shares issuable upon such conversion.

          (j) The Company will take such actions as are necessary to ensure that all Patents (as defined in the Series A Agreement) owned by the Company are kept in force and maintained in compliance with formal legal requirements (including payment of required filing, examination and maintenance fees and filing of required proofs of working or use), unless otherwise determined by the Board of Directors in advance of the failure to take any such actions with respect to any particular Patent.

          (k) The Company hereby agrees to provide prompt notice to Major Holder following any "determination date" (as defined in Treasury Regulation
     Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by a Major Holder, the Company shall provide such Major Holder with a written statement informing the Major Holder whether the Major Holder's interest in the Company constitutes a United States real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to a Major Holder shall be delivered to the Major Holder within 10 days of the Major Holder's written request therefor.

     4.2 Financial Statements and Other Information. The Company will (unless waived in whole or in part by the holders of at least a majority of the then outstanding Shares) deliver to each Major Holder, individually or collectively with its affiliates, copies of the following:

          (a) As soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company (beginning with the 2006 fiscal year), (i) audited balance sheets of the Company as at the end of such year, together with audited statements of income and retained earnings and statements of cash flows of the Company for such year, together with notes related thereto, each prepared in accordance with GAAP, consistently applied, and setting out in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by certified independent public accountants of established national reputation selected by the Board of Directors of the Company or the audit committee thereof, and (ii) a report of the principal financial officer of the Company containing a management discussion and analysis of the Company's consolidated financial condition at the end of such year and the results of operations for such year, including, but not limited to, a description of significant events with respect to the Company and its Subsidiaries, if any, during the preceding year and any planned or anticipated significant activities or events during the next fiscal quarter; and

          (b) As soon as practicable, but in any event within 45 days after the end of each of the first three fiscal quarters of the Company in each year, an unaudited balance sheet at the end of such quarter, and unaudited statements of profit and loss, of changes in financial condition and of cash flow for such period and for the current fiscal year to date, and comparisons to the Annual Budget (as defined below) and to corresponding periods for prior fiscal years, in each case prepared in accordance with GAAP, consistently applied (other than for accompanying notes and subject to changes resulting from year-end audit adjustments).

The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any Subsidiaries.

     4.3 Negative Covenants of the Company. The Company agrees that it will not take the following actions without the prior affirmative vote or prior written consent of the holders of at least a majority of the then outstanding Shares:

          (a) Effect or permit any Change of Control.

          (b) Increase or decrease the maximum number of directors authorized on the Company's Board of Directors without the unanimous consent of all directors then serving on the Board of Directors.

          (c) Amend or repeal any provision of, or add any provision to, the Bylaws in a manner that adversely affects the Series A Preferred Stock or otherwise adversely alters or changes the rights, preferences or privileges of the Series A Preferred Stock or the holders thereof.

          (d) Amend or repeal any provision of, or add any provision to, the Articles, or file any certificate of designation thereunder.

          (e) Take any action that alters the rights, preferences or privileges of the Series A Preferred Stock or any other preferred stock of the Company.

          (f) Create, authorize, designate or issue any other class or series of capital stock with preferences, rights, privileges or powers superior to or on a parity with those of the Series A Preferred Stock.

          (g) Apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through Subsidiaries or otherwise, of any shares of its capital stock (except (i) repurchases of unvested shares at the original purchase price upon termination of employment of employees or consultants holding restricted stock, (ii) repurchases of shares pursuant to the express terms of any option plan approved by the Board of Directors, or (iii) repurchases pursuant to the Company's exercise of a right of first refusal contained in agreements approved by the Board of Directors).

          (h) Commence voluntary or involuntary liquidation, dissolution or winding up proceedings.

          (i) Increase or decrease the number of authorized shares of Common Stock or Preferred Stock.

          (j) Effect any recapitalization or reclassification of shares of outstanding capital stock.

          (k) Pay or declare any dividend or distribution on any shares of its capital stock (except stock dividends payable solely in shares of Common Stock).

          (l) Enter into any contract, agreement or understanding relating to the employment, separation or termination of any officer, employee or consultant of the Company calling for the payment of any sums or other benefits in connection with (or for periods after) the termination or separation of such officer's, employee's or consultant's relationship with the Company, in each case unless either (i) approved by a majority of the non-employee directors then serving on the Board of Directors, (ii) pursuant to an employment or separation policy approved by the Board of Directors and which applies to employees generally, or (iii) the total of all sums and other benefits payable pursuant to such contract, agreement or understanding does not exceed $20,000.

          (m) Amend any contract, agreement or understanding relating to the employment, separation or termination of any officer, employee or consultant of the Company in any material respect, in each case unless approved by a majority of the disinterested directors then serving on the Board of Directors, either (i) approved by a majority of the non-employee directors then serving on the Board of Directors, (ii) pursuant to an employment or separation policy approved by the Board of Directors and which applies to employees generally, or (iii) after such amendment the total of all sums and other benefits payable pursuant to such contract, agreement or understanding do not exceed $20,000.

          (n) Effect an initial public offering that is not a Qualified IPO.

          (o) Enter into any material contract, agreement or understanding with an affiliate of the Company (other than a wholly-owned subsidiary of the Company) or with an officer, director or shareholder of the Company (or any of their affiliates) unless (i) it relates to the employment, separation or termination of any officer, employee or consultant of the Company and is permitted (or approved) pursuant to the other terms of this Section 4.3, or
     (ii) is approved by the disinterested directors on the Board of

     Directors after disclosure to them of the potential conflict of interest and of the terms of such contract, agreement or understanding.

          (p) Incur or suffer to exist in excess of $4,000,000 of indebtedness for borrowed monies in the aggregate, at any given time, that is secured by any of the assets of the Company.

          (q) Make any commitment or binding obligation to take any action that would be prohibited under this Section 4.3.

          (r) Allow any Subsidiary to take any action (or make a commitment or binding obligation to take any action) that would be prohibited under this
     Section 4.3 if taken by the Company.

     4.4 Foreign Registrations. If the Company elects to register or achieve a public listing of the Common Stock outside the United States before its initial public offering in the United States, the Holders of a majority of the Registrable Securities may require the parties to appropriately adjust the terms of this Agreement in good faith to provide the Holders with rights to register, list and sell the Registrable Securities in such jurisdiction that are at least as favorable as those contemplated in this Agreement. Without limiting the generality of the foregoing, the restrictions under Section 3.11 as to when the Holders may sell or otherwise transfer or dispose of any Registrable Securities will, if appropriate, be shortened or eliminated taking into account the rules, regulations and standard procedures of the jurisdiction and the applicable stock exchange, and shall be subject to the written approval of Investors holding a majority of the Registrable Securities (the "INVESTOR MAJORITY"). Any written agreement of the Investor Majority and the Company as contemplated above shall be binding on all Holders. Without limiting the generality of the foregoing, the parties hereto acknowledge that in connection with any such written agreement the Investor Majority may (but shall not be required to) condition their approval upon the Company agreeing to take such steps, if any, as are necessary or desirable to ensure that the Registrable Securities are freely tradable on the foreign exchange after the applicable restricted period, if any, expires.

     4.5 Reincorporation Transaction. If at any time, in anticipation of a registered initial public offering of Common Stock, an Investor Majority deems it in the best interests of the Company and its shareholders to reincorporate the Company as a Delaware corporation (including by means of a merger, conversion, consolidation or other reorganization of the Company into or with a Delaware corporation), each party hereto will take such steps to effect such reincorporation, merger, conversion, consolidation or other reorganization as may be requested by the Investor Majority, including transferring or tendering such party's shares in the Company in exchange or consideration for shares of capital stock of the Delaware corporation, provided that no party will be required to take any steps which would have a material adverse effect on the rights or economic interests of such party which are materially different from the effects of such steps on other parties.

     4.6 Termination. All obligations of the Company under Sections 4.1, 4.2, 4.3, 4.4 and 4.5 shall terminate upon the earlier of the consummation of a Qualified IPO or a Change of Control.

                                    SECTION 5

                                  MISCELLANEOUS

     5.1 Governing Law; Jurisdiction; Venue; No Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington and the laws of the United States applicable therein (in each case without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction) and shall be treated in all respects as a Washington contract. Any action, suit or proceeding arising out of or relating to this Agreement shall be brought in the state courts of the State of Washington located in King County, or, if it has or can acquire jurisdiction, any Federal court located in such State and County, and EACH OF THE PARTIES HERETO, AFTER CONSULTING WITH OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES TRIAL BY JURY, IN EACH CASE IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the courts of the State of Washington or the United States of America, in each case located in King County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such matter brought in any such court has been brought in an inconvenient forum.

     5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     5.3 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, discharged or terminated, except by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the Registrable Securities; provided, that no such amendment shall increase the number of Shares required to qualify as a "Major Holder" without the consent of each Major Holder that holds fewer Shares than the proposed higher threshold. Any such amendment, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

     5.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (c) upon delivery when sent by facsimile (with confirmation of receipt), in each case to the intended recipient at the address indicated for such party on the signature page or Schedules hereto, as applicable, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     5.5 Delays or Omissions; Waiver. No delay or omission to exercise any right, power or remedy accruing to any Holder upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder or the Company of any breach or default under this Agreement or any waiver on the part of the Company or any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder or the Company, shall be cumulative and not alternative.

     5.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.7 Information Confidential. Notwithstanding anything to the contrary in this Agreement (i) no Holder by reason of this Agreement shall have access to any classified information of the Company, (ii) no Holder by reason of this Agreement shall have access to any trade secrets of the Company unless such Holder executes a confidentiality agreement in form and substance reasonably acceptable to the Company, and (iii) notwithstanding the preceding clause (ii) the Company shall not be required to provide confidential or proprietary information (or access thereto) pursuant to this Agreement to any Holder whom the Company's Board of Directors reasonably determines to be a competitor of the Company (it being agreed that a financial investor, including Johnson & Johnson Development Corporation ("JJDC"), shall not be deemed a competitor if it has an investment in a competitor representing not more than 50% of such competitor's outstanding voting securities, regardless of whether such investor has one or more seats on such competitor's board of directors). Notwithstanding anything to the contrary herein, JJDC covenants and agrees that it will not provide any confidential or proprietary information to any affiliate of JJDC. Each Holder acknowledges that the information received by it pursuant hereto may be confidential and for such Holder's use only, and such Holder will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees, directors, affiliates, or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body. The Holders' obligations under this Section
5.7 shall survive the termination of this Agreement.

     5.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

     5.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by Holders and its transferees, if any, shall be aggregated together for the purpose of determining the availability of any rights under the Agreement.

     5.10 Counterparts. This Agreement may be executed in any number counterparts, including by facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have executed this Investors Rights Agreement effective as of the Effective Date.

THE COMPANY:                            LIGHT SCIENCES ONCOLOGY, INC.


                                        By: /s/ Llew Keltner
                                            ------------------------------------
                                        Its: President and Chief Executive
                                             Officer

                                        Address:
                                                 -------------------------------
                                        Fax No:
                                                --------------------------------


FOUNDERS:

                                        LIGHT SCIENCES CORPORATION


                                        By: /s/ Albert Luderer
                                            ------------------------------------
                                        Its: CEO


INVESTORS:

                                        ESSEX WOODLANDS HEALTH VENTURES FUND VI,
                                        L.P.

                                        By: Essex Woodlands Health Ventures VI,
                                            L.P.
                                        Its: General Partner

                                        By: Essex Woodlands Health Ventures VI,
                                            L.L.C.
                                        Its: General Partner


                                        By: /s/ Jeff Himawan
                                            ------------------------------------
                                            Dr. Jeff Himawan, Managing Director

                                   SCHEDULE I

                                    FOUNDERS

Founder Name and Address     Shares of Common Stock Held
------------------------     ---------------------------
Light Sciences Corporation            7,743,040
                                      ---------
TOTAL                                 7,743,040
                                      =========

                                   SCHEDULE II

                                    INVESTORS

Investor Name and Address                      Series A Shares Held
-------------------------                      --------------------
ESSEX WOODLANDS HEALTH VENTURE FUND VI, L.P.         3,200,000
CRAIG WATJEN                                         1,424,989
ADAMS STREET V, L.P.                                 1,000,000
CHINA DEVELOPMENT INDUSTRIAL BANK, INC.                400,000
EDWARD AVEDISIAN                                       200,000
HSIU-CHUAN LEE                                          20,000
JOHNSON & JOHNSON DEVELOPMENT CORPORATION              800,000
                                                     ---------
TOTAL                                                7,044,989
                                                     =========

                          LIGHT SCIENCES ONCOLOGY, INC.

                     AMENDMENT TO INVESTORS RIGHTS AGREEMENT
                            AND TERMINATION AGREEMENT

      THIS AMENDMENT TO INVESTORS RIGHTS AGREEMENT AND TERMINATION AGREEMENT (this "AMENDMENT") dated as of September 11, 2006, is executed by and among Light Sciences Oncology, Inc., a Washington corporation (the "COMPANY"), the undersigned persons and entities who are also listed on Schedule A to the Rights Agreement (defined below) (the "INVESTORS"), Light Sciences, LLC, a Washington limited liability company, and James Chen.

      WHEREAS, the Company and certain of the Investors have previously entered into that certain Investors Rights Agreement dated as of October 6, 2005, as amended, by and among the Company and the other parties identified therein (the "RIGHTS AGREEMENT");

      WHEREAS, the Company and the Investors desire to amend the Agreement to modify the definition of "Qualified IPO" in Section 1.8 of the Rights Agreement; and

      WHEREAS, the undersigned hereby acknowledge and agree that certain rights and agreements (as identified herein) shall terminate upon the closing of a "Qualified IPO" (as amended by this Amendment).

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

      1. Section 1.8 of the Agreement is hereby amended and restated in its entirety to read as follows:

            ""QUALIFIED IPO" shall mean the Company's initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company resulting in at least $40,000,000 of proceeds (calculated before underwriting discounts, commissions and expenses) to the Company, and pursuant to which the Company obtains a listing for its shares on the New York Stock Exchange or NASDAQ."

      2. The undersigned acknowledge and agree that the amendment to the term "Qualified IPO" in the Rights Agreement in Section 1 above shall also be applicable to the term "Qualified IPO" as used in (a) that certain Second Amended and Restated Voting Agreement (the "VOTING Agreement") dated as of December 12, 2005 by and among the Company and the other parties identified therein; (b) that certain Series A Preferred Stock Purchase Agreement (the "PURCHASE AGREEMENT") dated as of October 6, 2005, as amended, by and among the Company and the other parties identified therein; and (c) that certain Right of First Refusal and Co-Sale Agreement dated as of October 6, 2005 by and among the Company and the other parties identified therein (the "ROFR", and together with the Rights Agreement, the Voting Agreement and the Purchase Agreement, the "AGREEMENTS").

      3. The undersigned hereby acknowledge and agree that upon the consummation of a "Qualified IPO" (as defined in Section 1 above), Section 4 of the Rights Agreement, and each of the Voting Agreement and the ROFR, shall terminate and have no further force and effect.

      4. This Amendment shall be governed in all respects by the laws of the State of Washington without regard to principles of conflict of laws.

      5. This Amendment may be executed in any number of counterparts, including by facsimile copy, each of which shall be deemed to be an original, and all of which shall constitute one and the same document.

      6. In all respects not inconsistent with the terms and provisions of this Amendment, the Agreements are hereby ratified, adopted, approved and confirmed.

      7. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Agreements, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                            * * *

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

COMPANY:                        LIGHT SCIENCES ONCOLOGY, INC.,
                                a Washington corporation

                                By:   /s/ Robert M. Littauer
                                     ----------------------------------
                                Its:  Vice President

INVESTORS:                      ESSEX WOODLANDS HEALTH VENTURES
                                FUND, VI, L.P.

                                By:  Essex Woodlands Health Ventures VI, L.P.
                                Its: General Partner

                                By:  Essex Woodlands Health Ventures VI, L.L.C.
                                Its: General Partner

                                By:   /s/ Jeff Himawan
                                     ----------------------------------
                                      Dr. Jeff Himawan, Managing Director

                                ADAMS STREET V, L.P.

                                By:  Adams Street Partners, LLC
                                Its: General Partner


                                By:   /s/ Craig S. Taylor
                                     ----------------------------------
                                      Craig S. Taylor, Ph.D., Partner

                                JOHNSON & JOHNSON DEVELOPMENT
                                CORPORATION


                                By:
                                     ----------------------------------
                                      Roger Guidi, Vice President


           [SIGNATURE PAGE TO AMENDMENT TO INVESTORS RIGHTS AGREEMENT
                           AND TERMINATION AGREEMENT]

INVESTORS:                       CDIB CAPITAL INVESTMENT AMERICA, LTD.


                                 By:
                                      ----------------------------------
                                       Hsing-Ning Yu, Director



                                   /s/ Edward Avedisian
                                 ----------------------------------------
                                   Edward Avedisian

                                   /s/ Hsiu-Chuan Lee
                                 ----------------------------------------
                                   Hsiu-Chuan Lee

                                   /s/ Craig M. Watjen
                                 ----------------------------------------
                                   Craig M. Watjen

                                   /s/ Vincent Lum
                                 ----------------------------------------
                                   Vincent Lum

                                 Scandinavian Life Science Venture
                                 Two KB

                                 By:    /s/ Martin Olin Andersen
                                        ---------------------------------

                                 Its:   Senior Partner
                                        ---------------------------------
                                 Medicon Valley Capital Two KB

                                 By:    /s/ Martin Olin Andersen
                                        ---------------------------------
                                 Its:   Senior Partner
                                        ---------------------------------
                                 Medicon Valley Capital II K/S

                                 By:    /s/ Martin Olin Andersen
                                        ---------------------------------
                                 Its:   Senior Partner
                                        ---------------------------------

           [SIGNATURE PAGE TO AMENDMENT TO INVESTORS RIGHTS AGREEMENT
                           AND TERMINATION AGREEMENT]

INVESTORS:

                               Novo A/S

                               By:  /s/ Ulrik Spork
                                    -----------------------------------
                                    Ulrik Spork
                                    Senior Partner

                               NSV Partners Institutional, LP

                               By:  New Science Ventures LLC
                               Its: General Partner

                               By:  /s/ Thomas J. A. Lavin
                                    -----------------------------------

                               Its:  Partner
                                    -----------------------------------
                               NSV PARTNERS IX (LSO), LP

                               By: New Science Ventures LLC
                               Its: General Partner

                               By:  /s/ Thomas J. A. Lavin
                                    -----------------------------------

                               Its:  Partner
                                    -----------------------------------

OTHER PARTIES:

                               LIGHT SCIENCES, llc

                               By:  /s/ James Chen
                                    -----------------------------------

                               Its: President and Chief Executive Officer
                                    -------------------------------------

                                  /s/ James Chen
                               ----------------------------------------
                                  James Chen

           [SIGNATURE PAGE TO AMENDMENT TO INVESTORS RIGHTS AGREEMENT
                           AND TERMINATION AGREEMENT]

LSC HOLDER:

                                    /s/ Craig M. Watjen
                                 ----------------------------------------
                                    Craig M. Watjen

           [SIGNATURE PAGE TO AMENDMENT TO INVESTORS RIGHTS AGREEMENT
                           AND TERMINATION AGREEMENT]